WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Marine Growth Ventures, Inc.


We hereby consent to the inclusion in the foregoing Registration Statement on Amendment No 1 to Form SB-2 of our report dated June 22, 2005, relating to the consolidated financial statements of Marine Growth Ventures, Inc and Subsidiaries as of December 31, 2004 and 2003 for the year ended December 31, 2004 and for the period from November 6, 2003 (inception) through December 31, 2003, which appears in this Registration Statement on Form SB-2. We also consent to the reference to our firm under the caption "Experts".

In addition, we consent to the inclusion in the foregoing Registration Statement of our review report dated November 30, 2005, relating to the condensed consolidated financial statements of Marine Growth Ventures, Inc and Subsidiaries as of September 30, 2005, and for the nine month periods ended September 30, 2005 and 2004.




/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants


Boca Raton, Florida
December 19, 2005